UNITED STATESSECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

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KANGE CORP.

(Exact name of registrant as specified in its charter)

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	333-194055	EIN 33-1230169
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2770 S. Maryland Pkwy. # 302

 Las Vegas, Nevada, 89109

(Address of Principal Executive Offices) (Zip Code)

702 731 3535

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 16, 2015, Registrant’s Board of Directors held a Special Meeting..

Effective June 16, 2015, the sole director of Registrant, Dmitri Brakin resigns as  Chief Financial Officer, Director, Chairman of the Board and Secretary. .

Effective June 16, 2015, on act by consent of shareholders, Vassili Oxenuk is nominated to be Director and Chairman of the Board.

Vassili Oxenuk , age 50 Oxenuk is a graduate of the Moscow State University Mathematics Boarding School for Gifted Children and the Mojaysky  Military Space Academy in Russia. Mr. Oxenuk started his entrepreneurial activities in 1990.  He gained experience in consulting to taking companies on the stock market working with companies from Russia, Kazakhstan, Ukraine and China. He became a shareholder of a number of broker-dealers doing investment banking; was doing advisors services and created several Investment Funds. For the past five years he has been the president of Oxenuk Equity Fund, a versatile private equity investment company. Mr. Oxenuk  is currently a member of the Board of Directors of several private and public companies. Mr. Oxenuk is also author of the book called "The implementation of the functions of investment management”, published in 2000 in Russia. He lives in Las Vegas, Nevada; has six children, and divorced.

Effective June 16, 2015, on act by consent of shareholders, Ms. Zarina Mamyrkulova is nominated to Corporate Secretary.

Zarina Mamyrkulova, age 34, has graduated from Kazakh State National University named after Al Farabi with the degree in law in 2000. Holds a degree from Kazakh State University of International Relationships and International Languages in 2002, and Certificate in program in Business administration with Concentration in Finance from UCLA in 2009.  Zarina Mamyrkulova is the President and owner of Nevada incorporated companies Orion Capital Advisors Inc. and Global Capital Partners Inc. Ms. Mamyrkulova lives in Marina Del Rey, California.

Effective June 16, 2015, on act by consent of shareholders, Ms. Elena Trinidad is nominated to Chief Financial Officer, Director.

Ms. Trinidad, age 35, has built a decade-long career spanning finance, public accounting, and compliance. Ms. Trinidad is a licensed Certified Public Accountant in California. She has a Master of Science in Accountancy and a Bachelor of Science in Business Administration with major in Finance from University of Nevada, Las Vegas. She also completed 4-year studies in Linguistics and Intercultural Communications at State Volgograd University, Russia. Since 2013 she has been a member of the Transactional Advisory Group and a Consultant at CohnReznick, LLP. Prior to 2013 Ms. Trinidad worked at PricewaterhouseCoopers where she was responsible for audits of large public and private companies in the media, entertainment, and technology industries. Additionally, her past experiences include consulting in an interim CFO capacity in which she assisted public companies with financial reporting and the preparation and filing of SEC forms.

Mr. Brakin’s resignation was not due to, and was not caused by, in whole or in part, any disagreement with the Company, whether related to the Company’s operations, policies, practices or otherwise

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANGE CORP.
By: /s/ Victor Stepanov
Date: June 16, 2015 Title: President, , Chief Executive Officer and Treasurer